                                2,000,000 SHARES

                           EDGE PETROLEUM CORPORATION

                                  COMMON STOCK

                                    ________

                             UNDERWRITING AGREEMENT

                                                         St. Petersburg, Florida
                                                                __________, 1997

Raymond James & Associates, Inc.
Jefferies & Company, Inc.
Principal Financial Securities, Inc.
  As Representatives of the Several Underwriters
  c/o Raymond James & Associates, Inc.
  880 Carillon Parkway
  St. Petersburg, Florida 33716

Dear Sirs:

     Edge Petroleum Corporation, a Delaware corporation (the "Company"), proposes to issue and sell to the underwriters named in Schedule I annexed hereto (the "Underwriters") an aggregate of 2,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company. The aggregate of 2,000,000 shares to be purchased from the Company are herein called the "Firm Shares." In addition, the Company has agreed to sell to the Underwriters, upon the terms and conditions set forth herein, up to 300,000 additional shares of Common Stock (the "Additional Shares") to cover over-allotments by the Underwriters, if any. The Firm Shares and, to the extent such option is exercised, the Additional Shares are hereinafter collectively referred to as the "Shares." Raymond James & Associates, Inc, Jefferies & Company, Inc. and Principal Financial Securities, Inc. are acting as the representatives of the several Underwriters and in such capacity are hereinafter referred to as the "Representatives."

     The Company wishes to confirm as follows its agreement with you and the other several Underwriters, on whose behalf you are acting, in connection with the several purchases of the Shares from the Company.

     SECTION 1. REGISTRATION STATEMENT AND PROSPECTUS. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-1 (Registration No. 333-17267), including a prospectus subject to completion, relating to the Shares. Such

RAYMOND JAMES & ASSOCIATES, INC.                                        Page 2


registration statement (including all financial schedules and exhibits), as amended at the time when it becomes effective and as thereafter amended by any post effective amendment, is referred to in this Agreement as the "Registration Statement." The term "Prospectus" as used in this Agreement means (i) the prospectus in the form included in the Registration Statement, or (ii) if the prospectus included in the Registration Statement omits information in reliance upon Rule 430A under the Act and such information is included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act or as part of a post-effective amendment to the Registration Statement after the Registration Statement becomes effective, the prospectus as so filed, or (iii) if the prospectus included in the Registration Statement omits information in reliance upon Rule 430A under the Act and such information is included in a term sheet (as described in Rule 434(b) under the Act) filed with the Commission pursuant to Rule 424(b) under the Act, the prospectus included in the Registration Statement and such term sheet, taken together. The prospectus subject to completion in the form included in the Registration Statement dated February __, 1997, and as such prospectus is amended from time to time until the date upon which the Registration Statement is declared effective by the Commission is referred to in this Agreement as the "Prepricing Prospectus." Any registration statement filed by the Company pursuant to Rule 462(b) of the 1933 Act Regulations to register a portion of the Securities is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement.

     SECTION 2. AGREEMENTS TO SELL AND PURCHASE. The Company hereby agrees to sell 2,000,000 Firm Shares to the Underwriters and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company at a purchase price of $_______ per Share (the "purchase price per Share"), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Shares as adjusted pursuant to Section 10 hereof).

     The Company also agrees to sell up to 300,000 Additional Shares to the Underwriters and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right for 30 days from the date of this Agreement to purchase from the Company up to 300,000 Additional Shares at the purchase price per Share for the Firm Shares. The Additional Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments as you may determine to avoid factional shares) which bears the same proportion to the number of Additional Shares to be sold as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Shares as adjusted pursuant to Section 10 hereof) bears to 2,000,000.

     SECTION 3. TERMS OF PUBLIC OFFERING. The Company has been advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon

RAYMOND JAMES & ASSOCIATES, INC.                                        Page 3


after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus.

     SECTION 4. DELIVERY OF THE SHARES AND PAYMENT THEREFOR. Delivery to the Underwriters of the Firm Shares and payment therefor shall be made at the offices of Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida, at 10:00 a.m., St. Petersburg, Florida time, three (or four, if priced after 4:00 p.m. on the relevant date) business days after the date hereof (the "Closing Date"). The place of delivery for the Firm Shares and the Closing Date may be varied by agreement between you and the Company.

     Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the offices of Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida, at 10:00 a.m., St. Petersburg, Florida time, on such date or dates (the "Additional Closing Date") (which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than three nor later than ten business days after the giving of the notice hereinafter referred to), as shall be specified in a written notice from you on behalf of the Underwriters to the Company, of the Underwriters' determination to purchase a number, specified in such notice, of Additional Shares. Such notice may be given to the Company by you at any time within 30 days after the date of this Agreement. The place of delivery for the Additional Shares and the Additional Closing Date may be varied by agreement between you and the Company.

     Certificates for the Firm Shares and for any Additional Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 1:00 p.m., St. Petersburg, Florida time, on the second business day preceding the Closing Date or the Additional Closing Date, as the case may be. Such certificates shall be made available to you in St. Petersburg, Florida for inspection and packaging not later than 9:30 a.m., St. Petersburg, Florida time, on the business day immediately preceding the Closing Date or the Additional Closing Date, as the case may be. The certificates evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to you on the Closing Date or the Additional Closing Date, as the case may be, against payment of the purchase price therefor by wire transfer in immediately available funds, to the account specified by the Company to the Underwriters no later than the business day prior to the Closing Date.

     SECTION 5. AGREEMENTS OF THE COMPANY. The Company agrees with the several Underwriters as follows:

          (a) The Company will use commercially reasonable efforts to cause the Registration Statement to become effective and will advise you promptly and, if requested by you, will confirm such advice in writing (i) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, (ii) if Rule 430A under the Act is employed, when the Prospectus or term sheet (as described in Rule 434(b) under the Act) has been timely filed pursuant to Rule 424(b) under the Act,
     (iii) of any request by the Commission for amendments or supplements to the Registration

RAYMOND JAMES & ASSOCIATES, INC.                                        Page 4


     Statement, any Prepricing Prospectus or the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation (or threatened initiation) of any proceeding for such purposes, and (v) within the period of time referred to in Section 5(e) below, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations, or of any event that comes to the attention of the Company that makes any statement made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue in any material respect or that requires the making of any additions thereto or changes therein in order to make the statements therein not misleading in any material respect, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will use commercially reasonable efforts to obtain the withdrawal of such order at the earliest possible time.

          (b) The Company will furnish to you, without charge, three signed copies of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits thereto, and will also furnish to you, without charge, such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto as you may reasonably request.

          (c) The Company will not file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus of which you shall not previously have been advised (with a reasonable opportunity to review such amendment or supplement) or to which you have reasonably objected after being so advised.

          (d) Prior to the execution and delivery of this Agreement, the Company has delivered or will deliver to you, without charge, in such quantities as you have requested or may hereafter reasonably request, copies of each form of the Prepricing Prospectus. The Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Prepricing Prospectus so furnished by the Company.

          (e) As soon after the execution and delivery of this Agreement as is reasonably practicable and thereafter from time to time for such period as in the reasonable opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or a dealer, the Company will deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as they may reasonably request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which

RAYMOND JAMES & ASSOCIATES, INC.                                        Page 5


     the Shares are offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If during such period of time any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act or any other law, the Company will forthwith prepare and file with the Commission an appropriate supplement or amendment thereto, and will furnish to each Underwriter and to each dealer who has previously requested Prospectuses, without charge, reasonable number of copies thereof.

          (f) The Company will cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may reasonably designate and will file such consents to service of process or other documents as may be reasonably necessary in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified, to subject itself to taxation as a result of doing business in any jurisdiction where it is not now so subject to taxation, to qualify as a dealer in securities in any jurisdiction or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject. In the event that the qualification of the Shares in any jurisdiction is suspended, the Company shall so advise you promptly in writing.

          (g) The Company will make generally available to its security holders a consolidated earnings statement, which need not be audited, covering a period of at least twelve-months commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as reasonably practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act and Rule 158 promulgated thereunder.

          (h) During the period of five years hereafter, the Company will furnish to you as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to you (i) as soon as available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or mailed to shareholders, and (ii) from time to time such other information concerning the Company as you may reasonably request.

RAYMOND JAMES & ASSOCIATES, INC.                                        Page 6

          (i) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (other than as a result of a failure by the Representatives or any Underwriter to fulfill their or its obligations hereunder) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Representatives for all out-of-pocket expenses (including fees and expenses of counsel for the Underwriters but excluding wages and salaries paid by the Representatives) reasonably incurred by you in connection herewith.

          (j) The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder substantially in accordance with the description set forth in the Prospectus under the caption "Use of Proceeds."

          (k) If Rule 430A under the Act is employed, the Company will timely file the Prospectus or term sheet (as described in Rule 434(b) under the Act) pursuant to Rule 424(b) under the Act.

          (l) The Company will not offer, sell, contract to sell or otherwise dispose of any Common Stock or rights to purchase Common Stock, or any securities convertible into or exercisable or exchangeable for shares of Common Stock except to the Underwriters pursuant to this Agreement, for a period of 180 days from the date of the Prospectus without the prior written consent of the Representatives; provided, however, that the Company may issue shares of Common Stock pursuant to the Combination Transactions (as defined in the Prospectus), pursuant to the Company's Long-Term Incentive Plan, and other employee benefit and compensation arrangements currently in effect or as consideration to sellers in connection with business acquisitions by the Company, but only if such sellers agree in writing not to offer, sell, contract to sell or otherwise dispose of such shares of Common Stock for a period of 180 days from the date of the Prospectus.

          (m) The Company will not, directly or indirectly, take any action which would constitute, or any action designed or which might reasonably be expected to cause or result in or constitute, under Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

          (n) If at any time during the 25-day period after the first date that any of the Shares are released by you for sale to the public, any publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price of the Common Stock (including the Shares) has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, forthwith consult with you concerning the advisability and substance of, and, if appropriate, disseminate, a press release or other public statement responding to or commenting on such publication or event.

RAYMOND JAMES & ASSOCIATES, INC.                                        Page 7


          (o) The Company will maintain a transfer agent and, if necessary under the jurisdiction of its incorporation or the rules of the Nasdaq Stock Market or any national securities exchange on which the Common Stock is listed, a registrar (which, if permitted by applicable laws and rules, may be the same entity as the transfer agent) for its Common Stock.

          (p) The Company agrees that any dispute hereunder shall be litigated solely in the Circuit Court of the State of Florida in Pinellas County, Florida or in the United States District Court for the Middle District of Florida, Tampa Division, and further agrees to submit itself to the personal jurisdiction of such courts.

     SECTION 6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Underwriter on the date hereof, and shall be deemed to represent and warrant to each Underwriter on the Closing Date and the Additional Closing Date, as the case may be, that:

          (a) Each Prepricing Prospectus included as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424(a) under the Act, complied when so filed with the provisions of the Act and did not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading, except that this representation and warranty does not apply to statements in such Prepricing Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use therein.

          (b) The Commission has not issued any order preventing or suspending the use of any Prepricing Prospectus, and the Prepricing Prospectus included as part of the Registration Statement declared effective by the Commission complies as to form with the requirements of the Act. The Registration Statement, in the form in which it becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective, and the Prospectus, and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act, will comply with the provisions of the Act and will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use therein.

          (c) The capitalization of the Company is as set forth in the Prospectus as of the date set forth therein. All the outstanding shares of Common Stock of the Company have

RAYMOND JAMES & ASSOCIATES, INC.                                        Page 8

     been duly authorized by all necessary corporate action on the part of the Company and validly issued, are fully paid and nonassessable and were not issued in violation of or subject to any preemptive rights arising under the Company's Restated Certificate of Incorporation or Bylaws or under the Delaware General Corporation Law or similar rights; the Shares to be issued and sold to the Underwriters by the Company hereunder have been duly authorized by all necessary corporate action on the part of the Company and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and will not have been issued in violation of or subject to any preemptive rights arising under the Company's Restated Certificate of Incorporation or Bylaws or under the Delaware General Corporation Law or similar rights; the capital stock of the Company conforms to the description thereof in the Registration Statement and the Prospectus (or any amendment or supplement thereto); and upon delivery of certificates for the Shares pursuant to the terms of this Agreement and payment for the Shares the Underwriters will receive valid and marketable title to the Shares, free and clear of any voting trust arrangements, liens, encumbrances, equities, claims or defects in title to the several Underwriters purchasing the Shares in good faith and without notice of any lien, claim or encumbrance.

          (d) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto), and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company.

          (e) Each of the subsidiaries of the Company identified in Exhibit 21.1 to the Registration Statement ("Subsidiary" or, collectively, the "Subsidiaries") is a corporation duly organized, validly existing and in good standing in its jurisdiction of incorporation or is a limited or general partnership duly formed and validly existing in its jurisdiction of organization, as the case may be, and each Subsidiary has full corporate or partnership power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto), and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such qualification or registration, except where the failure to so qualify or register does not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole. All of the outstanding shares of capital stock of, or partnership or other equity ownership interests in, each of the Subsidiaries has been duly authorized and validly issued, are fully paid and nonassessable,

RAYMOND JAMES & ASSOCIATES, INC.                                        Page 9

     and are owned by the Company directly or indirectly through one of the other Subsidiaries, free and clear on any lien, adverse claim, security interest, equity or other encumbrance (except as set forth in the Prospectus). Except for the Subsidiaries, upon consummation of the Combination Transactions (as defined in the Prospectus) the Company will not own a material interest in or control, directly or indirectly, any other corporation, partnership, joint venture, association, trust or other business organization or entity.

          (f) The Combination Transactions (as defined in the Prospectus) have been carried out in compliance with all federal and state securities laws, and each contract, agreement or arrangement to effect the Combination Transactions to which the Company or Subsidiary is a party or by which it is bound, or to which any of the property or assets of the Company or any Subsidiary is subject has been duly and validly authorized, executed and delivered by the Company or such Subsidiary, as applicable, and neither the Company nor any Subsidiary is in breach or default of any obligation, agreement, covenant or condition contained in any such contract, agreement or arrangement.

          (g) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or any of the Subsidiaries, or to which any of their property, is subject, that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) but are not described as required. Except as described in the Prospectus, there is no action, suit, inquiry, proceeding, or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the best knowledge of the Company, threatened against or involving the Company or any Subsidiary, nor is there any basis for such action, suit, inquiry, proceeding or investigation. There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not described or filed as required. All agreements, contracts, indentures, leases or other instruments described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or filed as an exhibit to the Registration Statement have been duly authorized, executed and delivered by the Company or a Subsidiary, constitute valid and binding agreements of the Company or such Subsidiary and are enforceable against the Company or such Subsidiary in accordance with the terms thereof.

          (h) Neither the Company nor any Subsidiary is in violation of its certificate or articles of incorporation or bylaws, or other organizational documents, or of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any Subsidiary or of any decree of any court or governmental agency or body having jurisdiction over the Company or any Subsidiary, or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company or any Subsidiary is a party or by which any of their respective

RAYMOND JAMES & ASSOCIATES, INC.                                        Page 10


     properties may be bound, except for such violations or defaults which would not have a material adverse effect on the condition (financial or otherwise), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole.

          (i) The execution and delivery of this Agreement and the performance by the Company of its obligations under this Agreement have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms.

          (j) None of the issuance and sale of the Shares, the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby (i) is or may be void or voidable by any person or entity, (ii) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Act and compliance with the securities or Blue Sky laws of various jurisdictions and the clearance of the offering of the Shares with the National Association of Securities Dealers, Inc. (the "NASD"), all of which will be, or have been, effected in accordance with this Agreement) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any Subsidiary, or (iii) conflicts or will conflict with or constitutes a breach of, or a default under, any agreement, contract, indenture, lease or other instrument to which the Company or any Subsidiary is a party or by which any of them or any of their respective properties may be bound, or violates any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any Subsidiary or any of their respective properties, or results in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or assets is subject.

          (k) Each contract, agreement or arrangement to which the Company or any Subsidiary is a party or by which it is bound, or to which any of the property or assets of the Company or any Subsidiary is subject, which is material to the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and its Subsidiaries, taken as a whole, has been duly and validly authorized, executed and delivered by the Company or such Subsidiary, as applicable, and neither the Company nor any Subsidiary is in breach or default of any obligation, agreement, covenant or condition contained in any such contract, agreement or arrangement, except for such breaches or defaults as would not have a material adverse effect on the condition (financial or otherwise), business, prospects, properties, net worth or results or operations of the Company and its Subsidiaries, taken as a whole; the Company knows of no present condition or fact which

RAYMOND JAMES & ASSOCIATES, INC.                                        Page 11

     would prevent compliance by the Company or any Subsidiary or any other party thereto with the terms of any such contract, agreement or arrangement in all material respects; neither the Company nor any of its Subsidiaries has any present intention to exercise any rights that it may have to cancel any such contract, agreement or arrangement or otherwise to terminate its rights and obligations thereunder, and none of them has any knowledge that any other party to any such contract, agreement or arrangement has any intention not to render full performance in all material respects as contemplated by the terms thereof.

          (l) Except as described in the Prospectus, the Company does not have outstanding and at the Closing Date (and the Additional Closing Date, if applicable) will not have outstanding any options to purchase, or any warrants to subscribe for, or any securities or obligations convertible into or exchangeable for, or any contracts or commitments to issue or sell, any shares of Common Stock or any such warrants or convertible or exchangeable securities or obligations. No holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement, except (i) with respect to the Shares and (ii) any such rights for which the Company has received valid and enforceable waivers.

          (m) Deloitte & Touche LLP, the certified public accountants who have certified the financial statements filed as part of the Registration Statement and the Prospectus (or any amendment or supplement thereto) are independent public accountants as required by the Act.

          (n) The financial statements, together with related schedules and notes, forming part of the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly in all material respects both the historical and pro forma consolidated financial position, results of operations and changes in financial position of the Company and the Subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data (including the reserve data) set forth in the Registration Statement and Prospectus (and any amendment or supplement thereto) is in all material respects accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

          (o) Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), neither the Company nor any Subsidiary has incurred any liability or obligation, direct or contingent, or entered into any transactions, not in the ordinary course of business, that is material to the Company and the Subsidiaries, taken as a whole, and there has not been material change in the capital stock, or material increase in the short-term debt

RAYMOND JAMES & ASSOCIATES, INC.                                        Page 12

     or long-term debt, of the Company or any Subsidiary, or any development involving or which may reasonably be expected to involve a potential future material adverse change, in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole.

          (p) The Company or each Subsidiary, as the case may be, has (i) generally satisfactory title to all their interests in the oil and gas properties described in the Prospectus as being owned by them, title investigations having been carried out by the Company in accordance with the customary practice in the oil and gas industry, and (ii) good and marketable title to all other real property and all property described in the Prospectus as being owned by them, in each case free and clear of all liens, claims, security interests or other encumbrances except such as are described in the Registration Statement and the Prospectus or in a document filed as an exhibit to the Registration Statement or such as are not materially burdensome and do not interfere in any material respect with the use of the property or the conduct of the business of the Company and the Subsidiaries, taken as a whole, and the property (real and personal) held under lease by each of the Company or the Subsidiaries, as the case may be, is held by it under valid, subsisting and enforceable leases with only such exceptions as in the aggregate are not materially burdensome and do not interfere in any material respect with the conduct of the business of the Company and the Subsidiaries, taken as a whole.

          (q) The Company has not distributed and will not distribute prior to the Closing Date any offering material in connection with the offering and sale of the Shares other than the Prepricing Prospectus, the Registration Statement, the Prospectus and such other materials permitted by the Act.

          (r) The Company has not taken, directly or indirectly, any action which constituted, or any action designed or which might reasonably be expected to cause or result in or constitute, under the Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

          (s) The Company is not an "investment company," an "affiliated person" of, or "promoter" or "principal underwriter" for an investment company within the meaning of the Investment Company Act of 1940, as amended.

          (t) The Company and each of the Subsidiaries have all permits, licenses, franchises, approvals, consents and authorizations of governmental or regulatory authorities or private persons or entities (hereinafter "permit" or "permits") as are necessary to own its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus, except where the failure to have obtained any such permit has not and will not have a material adverse effect upon the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole; the Company and each

RAYMOND JAMES & ASSOCIATES, INC.                                        Page 13

     of the Subsidiaries have fulfilled and performed all of their material obligations with respect to each such permit and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination of any such permit or result in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, such permits contain no restrictions that are materially burdensome to the Company or any Subsidiary.

          (u) The Company and each Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; and neither the Company nor any Subsidiary has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a comparable cost, except as disclosed in the Registration Statement and the Prospectus.

          (v) The Company and the Subsidiaries have complied and will comply in all material respects with wage and hour determinations issued by the U.S. Department of Labor under the Service Contract Act of 1965 and the Fair Labor Standards Act in paying its employees' salaries, fringe benefits and other compensation for the performance of work or other duties in connection with contracts with the U.S. government, and have complied and will comply in all material respects with the requirements of the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Employee Retirement Income Security Act of 1974, the Civil Rights Act of 1964 (Title VII), the Age Discrimination in Employment Act and state labor laws, each as amended, except where the failure to comply with any such requirements has not, and will not, have a material adverse effect on the condition (financial or other) business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole.

          (w) The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets;
     (iii) access to assets is permitted only in accordance with management's general or specific authorizations; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (x) Neither the Company nor any Subsidiary has directly or indirectly, at any time during the past five years (i) made any unlawful contribution to any candidate for political office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal, state or foreign governmental official, or other person charged with

RAYMOND JAMES & ASSOCIATES, INC.                                        Page 14


     similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof or applicable foreign jurisdictions.

          (y) The Company and the Subsidiaries have obtained all required permits, licenses and other authorizations, if any, which are required under federal, state, regional, county, local and foreign statutes, codes, ordinances and other laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases, spilling, injecting, leaching, or disposing into the environment or threatened releases of pollutants, contaminants, chemicals or industrial, hazardous or toxic materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface, or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, discharge into the environment, transport, or handling of pollutants, contaminants, chemicals or industrial, hazardous or toxic materials or wastes, or any regulation, rule, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated, or approved thereunder ("Environmental Laws"), except for such permits, licenses and other authorizations which if not obtained would not have a material adverse effect on the condition (financial or otherwise), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole. The Company and the Subsidiaries are in material compliance with all terms and conditions of all required permits, licenses, and authorizations, and is also in material compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws. There is no pending or, to the best knowledge of the Company, after due inquiry, threatened civil or criminal litigation, notice of violation, warning letter or administrative proceeding relating in any way to the Environmental Laws (including, without limitation, notices, demand letters or claims under the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), as amended by the Superfund Amendments Reauthorization Act of 1987 ("SARA"), the Toxic Substances Control Act of 1976, the Emergency Planning and Community Right-to-Know Act of 1986, the Clean Water Act of 1977, and the Clear Air Act of 1966, all as amended, and similar foreign, state, or local laws) involving the Company. There have not been and there are not any past, present, or foreseeable future events, conditions, circumstances, activities, practices, incidents, actions or plans involving the Company which may interfere with or prevent continued compliance, or which may give rise to any common law or legal liability, or otherwise form the basis of any present or future claim, action, demand, suit, proceeding, hearing, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, arrangement for disposal, transport, arrangement for transport or handling, or the emission, discharge, release, or threatened release into the environment, of any pollutant, contaminant, chemical or industrial, hazardous or toxic material or waste, including, without limitation, any liability arising, or any claim, action, demand, suit, proceeding, hearing, study or investigation which may be brought, under RCRA, CERCLA, SARA, or similar foreign, state, regional, county, or local laws.

RAYMOND JAMES & ASSOCIATES, INC.                                        Page 15


          (z) All offers and sales of the Company's capital stock and debt or other securities prior to the date hereof were made in compliance with or were the subject of an available exemption from the Act and all other applicable state and federal laws or regulations, or any actions under the Act or any state or federal laws or regulations in respect of any such offers or sales are effectively barred by effective waivers or statutes of limitation.

          (aa) All federal, state and local tax returns required to be filed by or on behalf of the Company and each Subsidiary with respect to all periods ended prior to the date of this Agreement have been filed (or are the subject of valid extensions) with the appropriate federal, state and local authorities and all such tax returns, as filed, are accurate in all material respects. All federal, state and local taxes (including estimated tax payments) required to be shown on all such tax returns or claimed to be due from or with respect to the business of the Company and each Subsidiary has been paid or reflected as a liability on the financial statements of the Company and the Subsidiaries for appropriate periods. All deficiencies asserted as a result of any federal, state or local tax audits have been paid or finally settled and, except as previously disclosed to the Representatives in writing, no issue has been raised in any such audit which by application of the same or similar principals, reasonably could be expected to result in a proposed deficiency for any other period not so audited. To the best knowledge of the Company, no state of facts exists or has existed which would constitute grounds for the assessment of any tax liability with respect to the periods which have not been audited by appropriate federal, state or local authorities. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state or local tax return for any period.

          (bb) Ryder Scott Company is an independent petroleum engineer with respect to the Company.

          (cc) Except as described or reflected in the financial statements set forth in the Prospectus, as of the date hereof, (1) all royalties, rentals, deposits and other amounts due on the oil and gas properties of the Company or any Subsidiary have been properly and timely paid, and no proceeds from the sale or production attributable to the oil and gas properties of the Company or any Subsidiary are currently being held in suspense by any purchaser thereof, except where such amounts due would not, singly or in the aggregate, have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole, and (2) there are no claims under take-or-pay contracts pursuant to which natural gas purchasers have any make-up rights affecting the interest of the Company or any Subsidiary in their oil and gas properties, except where such claims would not, singly or in the aggregate, have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole.

          (dd) As of the date hereof, the net aggregate undiscounted monetary liability of the Company or any Subsidiary for petroleum taken or received under any operating or gas

RAYMOND JAMES & ASSOCIATES, INC.                                        Page 16

     balancing and storage agreement relating to its oil and gas properties that permits any person to receive any portion of the interest of the Company or any Subsidiary in any petroleum or to receive cash or other payments to balance any disproportionate allocation of petroleum would not, singly or in the aggregate, have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole.

          (ee) No relationship, direct or indirect, exists between or among the Company or any Subsidiary on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any Subsidiary on the other hand, which is required by the Act to be described in the Registration Statement and the Prospectus which is not so described.

     SECTION 7. EXPENSES. The Company hereby agrees with the several Underwriters that the Company will pay or cause to be paid the costs and expenses associated with the following: (i) the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Prepricing Prospectus, the Prospectus, and each amendment or supplement to any of them;
(ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Prepricing Prospectus, the Prospectus, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp taxes in connection with the offering of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the registration of the Common Stock under the Exchange Act and the listing of the Shares on the Nasdaq National Market; (vi) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(f) hereof (including the reasonable fees and expenses of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (vii) the filing fees in connection with any filings required to be made with the National Association of Securities Dealers, Inc. in connection with the offering; (viii) the transportation and other expenses to the extent incurred by or on behalf of representatives of the Company in connection with the presentations to prospective purchasers of the Shares; (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel for the Company; and (x) the performance by the Company of its other obligations under this Agreement. Notwithstanding the foregoing, in the event that the proposed offering is terminated for the reasons set forth in Section 5(i) hereof, the Company agrees to reimburse the Underwriters as provided in Section 5(i).

     SECTION 8. INDEMNIFICATION AND CONTRIBUTION. The Company agrees to indemnify and hold harmless you and each other Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation)

RAYMOND JAMES & ASSOCIATES, INC.                                        Page 17


arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prepricing Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials used in connection with the marketing of the Shares, including, without limitation, slides, videos, films and tape recordings, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to an Underwriter furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use in connection therewith or arise out of materials prepared solely by the Underwriters without the knowledge of the Company or any of its representatives based upon material information obtained form sources other than, directly or indirectly, the Company or its representatives.

     If any action or claim shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Company, such Underwriter or such controlling person shall promptly notify in writing the party or parties against whom indemnification is being sought (the "indemnifying party" or "indemnifying parties"), and such indemnifying party or parties shall assume the defense thereof, including the employment of counsel reasonably acceptable to such Underwriter or such controlling person and payment of all fees and expenses. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the indemnifying party or parties has or have agreed in writing to pay such fees and expenses, (ii) the indemnifying party or parties has or have failed to assume the defense and employ counsel reasonably acceptable to the Underwriter or such controlling person within a reasonable period of time following notice from such Underwriter or such controlling person, or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the indemnifying party or parties, and such Underwriter or such controlling person shall have been advised by such counsel that representation of such indemnified party and any indemnifying party or parties by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party or parties shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person). The indemnifying party or parties shall not be liable for any settlement of any such action effected without its or their prior written consent, but if settled with such prior written consent, or if there be a final judgment for the plaintiff in any such action, the indemnifying party or parties agree to indemnify and hold harmless any Underwriter and any such controlling person form and against any loss, claim, damage, liability or expense by reason of such settlement or judgment, but in the case of a judgment only to the extent stated in the immediately preceding paragraph.

RAYMOND JAMES & ASSOCIATES, INC.                                        Page 18


     Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with respect to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto. If any action or claim shall be brought or asserted against the Company, any of its directors, any such officers, or any such controlling person based on the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph, such Underwriter shall have the rights and duties given to the Company by the preceding paragraph (except that if the Company shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and the Company, its directors, any such officers, and any such controlling persons shall have the rights and duties given to the Underwriters by the immediately preceding paragraph.

     In any event, the Company will not, without the prior written consent of the Representatives, settle or compromise or consent to the entry of any judgment in any proceeding or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Representatives or any person who controls the Representatives within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of all Underwriters and such controlling persons from all liability arising out of such claim, action, suit or proceeding.

     If the indemnification provided for in this Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus (or any related term sheet used in reliance on Rule 434(b) under the Act); provided that, in the event that the Underwriters shall

RAYMOND JAMES & ASSOCIATES, INC.                                        Page 19

have purchased any Additional Shares hereunder, any determination of the relative benefits received by the Company or the Underwriters from the offering of the Shares shall include the net proceeds (before deducting expenses) received by the Company, and the underwriting discounts and commissions received by the Underwriters, from the sale of such Additional Shares, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the Prospectus (or any related term sheet used in reliance on Rule 434(b) under the Act). The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 was determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.
The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in this Section 8 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 8 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in Schedule I hereto (or such numbers of Firm Shares increased as set forth in Section 10 hereof) and not joint.

     Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any person controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

RAYMOND JAMES & ASSOCIATES, INC.                                        Page 20


     SECTION 9. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

          (a) The Registration Statement shall have become effective not later than 12:00 noon, New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings required by Rules 424(b) and 430A under the Act shall have been timely made.

          (b) Subsequent to the effective date of the Registration Statement there shall not have occurred any change, or any development involving, or which might reasonably be expected to involve, a potential future material adverse change, in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company, not contemplated by the Prospectus (or any supplement thereto), that in your reasonable opinion, as Representatives of the several Underwriters, would materially and adversely affect the market for the Shares.

          (c) You shall have received on the Closing Date (and the Additional Closing Date, if any) an opinion of Baker & Botts, L.L.P., counsel for the Company, dated the Closing Date (and the Additional Closing Date, if any), satisfactory to you, to the effect that:

               (i) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto), and is duly registered and qualified to conduct its business as a foreign corporation in good standing in the State of Texas.

               (ii) The authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus under the caption "Description of Capital Stock."

               (iii) All shares of capital stock of the Company outstanding prior to the issuance of the Shares to be issued and sold by the Company hereunder have been duly authorized and validly issued, are fully paid and nonassessable and have not been issued in violation of or subject to any preemptive rights arising under the Company's Restated Certificate of Incorporation or Bylaws or under the Delaware General Corporation Law or, to the knowledge of such counsel similar rights that entitle or will entitle any person to acquire any Shares upon issuance of such shares of capital stock by the Company.

               (iv) All offers and sales of the Company's capital stock prior to the date hereof were made in compliance with or were the subject of an available exemption from the registration provisions of the Act and the registration provisions of all other

RAYMOND JAMES & ASSOCIATES, INC.                                        Page 21


          applicable state and federal laws or regulations or any actions under the Act or any state or federal laws or regulations in respect of any such offers or sales are effectively barred by effective waivers or statutes of limitation.

               (v) The Shares to be issued and sold to the Underwriters by the Company hereunder have been duly authorized by all necessary corporate action on the part of the Company and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and will have not been issued in violation of or subject to any preemptive rights under the Company's Restated Certificate of Incorporation or Bylaws or under the Delaware General Corporation Law or, to the knowledge of such counsel, similar rights that entitle or will entitle any person to acquire any Shares upon the issuance of such shares of capital stock by the Company.

               (vi) The form of certificates for the Shares conforms to the requirements of the applicable corporate laws of the State of Delaware.

               (vii) The Registration Statement has become effective under the Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission.

               (viii) The Company has all requisite corporate power and authority to enter into this Agreement and to issue, sell and deliver the Shares to be sold by it to the Underwriters as provided herein, and this Agreement has been duly authorized, executed and delivered by the Company and is a valid, legal and binding agreement of the Company enforceable against the Company in accordance with its terms, except insofar as the enforcement may be limited by (i) any bankruptcy, reorganization, insolvency, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditor's rights generally, and (ii) general principals of equity (regardless of whether such is considered at law or in equity).

               (ix) Neither the offer, sale or delivery of the Shares, the execution, delivery or performance of this Agreement, compliance by the Company with all provisions hereof nor consummation by the Company of the transactions contemplated hereby conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any Subsidiary or any agreement, indenture, lease or other instrument to which the Company or any Subsidiary is a party or by which it or any of their properties is bound that is made an exhibit to the Registration Statement, or results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary; nor will any such action result in any violation of any

RAYMOND JAMES & ASSOCIATES, INC.                                        Page 22


          existing law, regulation, ruling (assuming compliance with all applicable state securities and Blue Sky laws), judgment, injunction, order or decree known to such counsel after reasonable inquiry, applicable to the Company, the Subsidiaries or any of their respective properties.

               (x) No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official is required on the part of the Company (except such as have been obtained under the Act or such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Shares) for the valid issuance and sale of the Shares to the Underwriters under this Agreement.

               (xi) The Registration Statement and the Prospectus and any supplements or amendments thereto (except for the financial statements and the schedules (including the notes thereto and the auditors report thereon) included therein, the summary reserve report of Ryder Scott Company Petroleum Engineers, the other financial, reserve and statistical information included therein, and the exhibits thereto as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Act.

               (xii) To the knowledge of such counsel, (A) other than as described or contemplated in the Registration Statement or the Prospectus (or any amendment or supplement thereto), there are no legal or governmental proceedings pending or threatened against the Company or any Subsidiary, or to which the Company or any Subsidiary, or any of their respective property, is subject, that are required to be described in the Registration Statement or Prospectus (or any amendment or supplement thereto) that are not described as required therein, and (B) there are no agreements, contracts, indentures or other instruments, that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required, as the case may be.

               (xiii) Such counsel has reviewed all agreements, contracts, indentures, leases or other documents or instruments described in the Registration Statement and the Prospectus (other than routine contracts entered into by the Company or any Subsidiary for the purchase of materials or the sale of products, entered into in the normal course of business) and such agreements, contracts, indentures, leases or other documents or instruments are fairly summarized or described therein, and filed as exhibits thereto as required.

               (xiv) Such counsel has no reason to believe that the descriptions in the Prospectus under the caption "Business -- Regulation" of statutes, regulations or

RAYMOND JAMES & ASSOCIATES, INC.                                        Page 23

          legal or governmental proceedings are other than accurate or fail to present fairly the information required to be shown.

               (xv) The Company is not an "investment Company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment Company," as such terms are defined in the Investment Company Act of 1940, as amended.

     In rendering such opinion, counsel may rely, to the extent they deem such reliance proper, as to matters of fact upon certificates of officers of the Company and of government officials and in rendering the opinion set forth in paragraph (viii) above, state that they have relied on oral advice of the Commission that the Commission has declared the Registration Statement effective under the Act. Copies of all such certificates shall be furnished to you and your counsel on the Closing Date (and the Additional Closing Data, if applicable). Such counsel shall also be entitled to state that its opinion is limited to the federal laws of the United States of America, the laws of the State of Texas and the General Corporation Law of the State of Delaware.

     In rendering such opinion, in each case where such opinion is qualified by "the best knowledge of such counsel after reasonable inquiry," such counsel may rely as to matters of fact upon certificates of executive and other officers and employees of the Company or its Subsidiaries as you and such counsel shall deem are appropriate and such other procedures as you and such counsel shall mutually agree; provided, however, in each such case, such counsel shall state that it has no knowledge contrary to the information contained in such certificates or developed by such procedures and knows of no reason why you should not reasonably rely upon the information contained in such certificates or developed by such procedures.

     In addition to the opinion set forth above, such counsel shall state the following: Such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and your representatives at which the contents of the Registration Statement and the Prospectus and related matters were discussed. Although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, such counsel advises you that, on the basis of the foregoing (relying as to materiality to a large extent upon officers and other representatives of the Company and your representatives), no facts have come to the attention of such counsel which lead such counsel to believe that the Registration Statement (other than (i) the financial statements and schedules (including the notes thereto and the auditors' reports thereon) included therein, (ii) the summary reserve report of Ryder Scott Company Petroleum Engineers included therein, (iii) the other financial, reserve and statistical information included therein and (iv) the exhibits thereto, as to which such counsel has not been asked to comment), as of the time it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than (i) the financial statements (including the notes thereto and the auditors' report thereon) including therein, (ii) the summary reserve report or Ryder Scott Company Petroleum Engineers included therein and (iii) the other

RAYMOND JAMES & ASSOCIATES, INC.                                        Page 24

financial, reserve and statistical information included therein, as to which such counsel has not been asked to comment), as of the issue date thereof, contained any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (d) You shall have received on the Closing Date (and the Additional Closing Date, if any) an opinion of Robert Thomas, general counsel of the Company, dated the Clsoign Date (and the Additional Closing Date, if any), satisfactory to you, to the effect that:

                    (i) The Company is duly registered and qualified to conduct business and is in good standing in each jurisdiction or place set forth opposite its name on Schedule II hereto.

                    (ii) Each of the Subsidiaries is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its organization or is duly formed and validly existing as a limited or general partnership, as the case may be, with full corporate or partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto); and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operation of the Company and the Subsidiaries, taken as a whole, and all of the outstanding shares of capital stock of, or partnership or other equity ownership interests in, each of the Subsidiaries have been duly authorized by all necessary corporate action on the part of the Company and validly issued, and are fully paid and nonassessable, and are owned by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any security interest, or to the best knowledge of such counsel after reasonable inquiry, any other voting trust arrangements, liens, encumbrances, equities, claims or defects in title.

                    (iii) Neither the Company nor any Subsidiary is in violation of its certificate or articles of incorporation or bylaws, or other organizational documents, or to the best knowledge of such counsel after reasonable inquiry, is in default in the performance of any material obligation, agreement or condition contained in any bond, indenture, note or other evidence of indebtedness or in any other agreement material to the Company and the Subsidiaries, taken as a whole, except as has been disclosed in the Prospectus.

RAYMOND JAMES & ASSOCIATES, INC.                                        Page 25


                    (iv) To the best knowledge of such counsel after reasonable inquiry, neither the Company nor any Subsidiary is in material violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any Subsidiary or any of their respective properties, or of any decree of any court or governmental agency or body having jurisdiction over the Company or any Subsidiary or any of their respective properties, except where such violation does not and will not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operation of the Company and the Subsidiaries, taken as a whole.

                    (v) To the best knowledge of such counsel after reasonable inquiry, the Company and each Subsidiary has such permits, licenses franchises, approvals, consents and authorizations of governmental or regulatory authorities ("permits"), as are necessary to own their properties and to conduct their business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus, except where the failure to have obtained any such permit has not and will not have a material adverse effect on the condition (financial or otherwise), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole; the Company and each Subsidiary has fulfilled and performed all of their material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, such permits contain no restrictions that are materially burdensome to the Company or any Subsidiary.

          (e) You shall have received on the Closing Date (and the Additional Closing Date, if any) an opinion of Vinson & Elkins L.L.P., counsel for the Underwriters, dated the Closing Date (and the Additional Closing Date, if any), with respect to the issuance and sale of the Firm Shares, the Registration Statement and other related matters as you may reasonably request and the Company and its counsel shall have furnished to your counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

          (f) You shall have received letters addressed to you and dated the date hereof and the Closing Date (and the Additional Closing Date, if any) from Deloitte & Touche LLP, independent certified public accountants, substantially in the forms heretofore approved by you.

RAYMOND JAMES & ASSOCIATES, INC.                                        Page 26


          (g) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission at or prior to the Closing Date; (ii) there shall not have been any change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectus (or any amendment or supplement thereto), or any development involving or which may reasonably be expected to involve a potential future material adverse change (present or potential future) in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole; (iii) the Company and the Subsidiaries shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business) that are material to the Company and the Subsidiaries, taken as a whole, other than those reflected in the Registration Statement or the Prospectus (or any amendment or supplement thereto); and (iv) the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date (and the Additional Closing Date, if any) as if made on and as of the Closing Date (and the Additional Closing Date, if any), and you shall have received a certificate, dated the Closing Date (and the Additional Closing Date, if any) and signed by the chief executive officer or president and the chief financial officer or treasurer of the Company (or such other officers as are acceptable to you) to the effect set forth in this Section 9(f) and in Section 9(g) hereof.

          (h) The Company shall not have failed in any material respect at or prior to the Closing Date (and the Additional Closing Date, if any) to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date (and the Additional Closing Date, if any).

          (i) The Company shall have furnished or caused to have been furnished to you such further certificates and documents as you shall have reasonably requested.

          (j) The provisions of the Company's Bylaws as filed as an exhibit to the Registration Statement shall be in full force and effect. At or prior to the Closing Date, you shall have received the written commitment of each of the Company's directors and executive officers and certain other shareholders not to offer, sell, contract to sell or otherwise dispose of any shares of Common Stock or rights to purchase Common Stock or any securities convertible into or exercisable or exchangeable for, Common Stock, other than in accordance with this Agreement for a period of 180 days after commencement of the public offering of the Shares by the Underwriters without the prior written consent of Raymond James & Associates, Inc.

RAYMOND JAMES & ASSOCIATES, INC.                                        Page 27


          (k) The Company shall have received the requisite board and shareholder approvals to carry out the Combination Transactions and the Combination Transactions shall have closed or will close simultaneously with the closing.

     All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you.

     The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of the Additional Closing Date of the conditions set forth in this Section 9, except that, if the Additional Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in paragraphs (c) through (i) shall be dated as of the Additional Closing Date and the opinions called for by paragraphs (c),
(d) and (e) shall be revised to reflect the sale of Additional Shares.

     SECTION 10. EFFECTIVE DATE OF AGREEMENT. This Agreement shall become effective upon the later of (a) the execution and delivery hereof by the parties hereto, or (b) release of oral notification of the effectiveness of the Registration Statement by the Commission.

     If any one or more of the Underwriters shall fail or refuse to purchase Firm Shares which it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Firm Shares, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in the Agreement Among Underwriters, to purchase the Firm Shares which such defaulting Underwriter or Underwriters agreed, but failed or refused, to purchase. If any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 96 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement.

     SECTION 11. TERMINATION OF AGREEMENT. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Company by notice to the Company, if prior to the Closing Date or the Additional Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, (i) trading in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq Stock Market

RAYMOND JAMES & ASSOCIATES, INC.                                        Page 28


shall have been suspended or materially limited, (ii) trading of any securities of the Company, including the Shares, on the Nasdaq Stock Market shall have been suspended or materially limited, whether as the result of a stop order by the Commission or otherwise, (iii) a general moratorium on commercial banking activities in New York, Texas, or Florida shall have been declared by either federal or state authorities, (iv) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions or other material event the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (v) the Company or any Subsidiary shall have, in the sole judgment of the Representatives, sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident, or other calamity, whether or not covered by insurance, or from any labor disputes or any legal or governmental proceeding, or there shall have been any material adverse change (including, without limitation, a material change in management or control of the Company) in the condition (financial or otherwise), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole, except in each case as described in, or contemplated by, the Prospectus (excluding any amendment or supplement thereto). Notice of such cancellation shall be promptly given to the Company and its counsel by facsimile or telephone and shall be subsequently confirmed by letter.

     SECTION 12. INFORMATION FURNISHED BY THE UNDERWRITERS. The Company acknowledges that the paragraph of text immediately following footnote (3) on the front cover page of the Prospectus, the stabilizing legend appearing as the first paragraph of text on page 2 of the Prospectus, the information set forth in the table on page ____ of the Prospectus under the caption Underwriting and the information set forth in the _____ paragraph on page ___ of the Prospectus under the caption Underwriting, constitute all the information furnished by or on behalf of the Underwriters through you or on your behalf as such information is referred to in Sections 6(a), 6(b) and 8 hereof.

     SECTION 13. MISCELLANEOUS. Except as otherwise provided in Sections 5, 10 and 11 hereof, notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered

          (i)  to the Company:

               Edge Petroleum Corporation
               1111 Bagby, Suite 2100
               Houston, Texas  77002
               Attention: John Calaway, President
               Facsimile: (713) 654-7722

RAYMOND JAMES & ASSOCIATES, INC.                                        Page 29


               with copy to:

               Baker & Botts, L.L.P.
               3000 One Shell Plaza
               Houston, Texas  77002-4995
               Attention:  Gene J. Oshman
               Facsimile:  (713) 229-1522

          (ii) to the Underwriters:

               Raymond James & Associates, Inc.
               2001 Ross Avenue, Suite 1100
               Dallas, Texas  75201
               Attention:  James A. McDaniel, Senior Vice President
               Facsimile:  (214) 720-1315

               and to:

               Jefferies & Company, Inc.
               909 Fannin Street, Suite 3100
               Houston, Texas  77010
               Attention:  David E.K. Frischkorn, Jr.
               Facsimile:  (713) 650-8730

               and to:

               Principal Financial Securities, Inc.
               909 Fannin, Suite 1900
               Houston, Texas  77010-1006
               Attention:  John Bishop
               Facsimile:  (713) 651-7444

               with copy to:

               Vinson & Elkins L.L.P.
               1001 Fannin, Suite 2300
               Houston, Texas  77002
               Attention:  T. Mark Kelly
               Facsimile:  (713) 758-2346

     This Agreement has been and is solely for the benefit of the several Underwriters, the Company, its directors and officers, and the other controlling persons referred to in Section 8 hereof, and their respective successors and assigns, to the extent provided herein, and no other person shall

RAYMOND JAMES & ASSOCIATES, INC.                                        Page 30


acquire or have any right under or by virtue of this Agreement. Neither of the terms "successor" and "successors and assigns" as used in this Agreement shall include a purchaser from you of any of the Shares in his status as such purchaser.

     SECTION 14. APPLICABLE LAW; COUNTERPARTS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to choice of law principles thereunder. This Agreement may be signed in various counterparts which together shall constitute one and the same instrument. This Agreement shall be effective when, but only when, at least one counterpart hereof shall have been executed on behalf of each party hereto.

RAYMOND JAMES & ASSOCIATES, INC.                                        Page 31


     If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us.

                         Very truly yours,

                         EDGE PETROLEUM CORPORATION

                         By:
                            -----------------------------------
                              Name:
                                   ----------------------------
                              Title:
                                   ----------------------------


CONFIRMED as of the date first above
mentioned, on behalf of itself and the other several Underwriters named in Schedule I hereto.

RAYMOND JAMES & ASSOCIATES, INC.
JEFFERIES & COMPANY, INC.
PRINCIPAL FINANCIAL SECURITIES, INC.

By: RAYMOND JAMES & ASSOCIATES, INC.

By:
   ---------------------------------
     Authorized Representative

                                   SCHEDULE I

                                                                    NUMBER
                                                                   OF FIRM
NAME                                                                SHARES
----                                                              ---------

Raymond James & Associates, Inc.
Jefferies & Company, Inc.
Principal Financial Securities, Inc.


                                                                 ---------
TOTAL .........................................................  2,000,000
                                                                 =========